UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 18, 2013

SYMMETRICOM, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway

San Jose, California 95131-1017

(Address of Principal Executive Offices)

(408) 433-0910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 18, 2013, Symmetricom, Inc. (the “Company”) announced a restructuring plan to realign and consolidate several activities to drive efficiencies across its operations. The Company plans to reduce the size of its workforce by approximately 12%. The reductions will begin immediately and are expected to be complete by December 2013. In conjunction with the headcount reduction, the Company will further reduce the size of its facilities presence. The Company expects to incur total restructuring charges in the range of $7.5 million to $8.0 million in connection with the plan, including approximately $3.0 million during the current quarter of the fiscal year. Total restructuring charges are expected to include $2.6 million to $2.8 million in one-time termination benefits, approximately $3.7 million associated with the Company’s reduction of occupied commercial space and $1.2 million to $1.5 million in other restructuring related charges. Total cash expenditures associated with the restructuring plan are expected to be approximately $6.8 million. Upon completion, the Company expects these restructuring actions to reduce annual costs by approximately $13 million.

A copy of the Company’s press release relating to the restructuring plan is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 18, 2013

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning estimates of restructuring charges and annual cost reductions. The statements in this Current Report on Form 8-K are made as of the date of this filing, even if subsequently made available by the Company on its website or otherwise. The Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, whether as a result of any change in its expectations, a change in any events, conditions or circumstances on which a forward-looking statement is based, or otherwise. The Company’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results estimated in or suggested by such forward-looking statements include, but are not limited to, the risk that the costs associated with the restructuring plan exceeds current estimates or that the Company is unable to recognize anticipated cost savings associated with the plan, risks and uncertainties in general economic conditions in the markets the Company addresses and the telecommunications and government markets in general, and the other risks and uncertainties set forth from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended July 1, 2012 and subsequent Forms 10-Q and 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2013	SYMMETRICOM, INC.

	By:	/s/ Justin Spencer
	Name:	Justin Spencer
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 18, 2013